UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2010

Image Sensing Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-26056	41-1519168
(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104

(Address of Principal Executive Offices, Including Zip Code)

(651) 603-7700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

On March 8, 2010, Panos G. Michalopoulos and Michael G. Eleftheriou, members of the Board of Directors of Image Sensing Systems, Inc. (“ISS”), each adopted a Rule 10b5-1 trading plan to sell a portion of their shares of ISS’ common stock. Dr. Michalopoulos informed ISS that this plan is part of his individual long-term strategy for asset diversification and tax planning. Mr. Eleftheriou informed ISS that his plan was to aid in diversifying his assets. The Rule 10b5-1 plans were set up in accordance with Rule 10b5-1 under the Securities and Exchange Act of 1934 and ISS’ policies regarding stock transactions.

Rule 10b5-1 permits corporate officers and directors to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, officers and directors can gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, non-public information they may receive after adopting their plans.

The transactions under Dr. Michalopoulos’ and Mr. Eleftheriou’s10b5-1 plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Under the terms of each of the plans, the shares will be sold on the open market at prevailing market prices, subject to minimum price thresholds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE SENSING SYSTEMS, INC.

By:	/s/ Gregory R. L. Smith
Gregory R. L. Smith Chief Financial Officer

Dated: March 8, 2010